Exhibit 23-2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 2-76135, 33-53501, 33-43838, 33-53435,
33-62892, 333-04813,  333-12827,  333-23655, 333-23645, 333-23981, 333-23659 and
333-23653).




                                                        ARTHUR ANDERSEN LLP

New York, N.Y.
March 1, 1999